Exhibit 99.1

Energous Wireless Power Solutions Reports 2024 Second Quarter Results

SAN JOSE, Calif. – August 8, 2024 – Energous Corporation d/b/a Energous Wireless Power Solutions (NASDAQ: WATT), a pioneer in scalable, over-the-air (OTA) wireless power networks, today announced financial results for the three months ended June 30, 2024, and provided an update on recent partnerships and company highlights.

Second Quarter 2024 Financial Results

•	Revenue for the three months ended June 30, 2024 of approximately $46,000 versus $0.1 million in the same 2023 period.

•	As of June 30, 2024, the Company had $0.2 million in backlog, or confirmed orders, of which approximately $0.1 million has shipped subsequent to the end of the second quarter. This backlog represents a significant milestone and validates growing market adoption of Energous OTA wireless power solutions. As of August 6, 2024, the Company’s backlog is $0.2 million with the majority comprising follow-on orders for additional deployment phases for large retail customers.

•	Costs and expenses for the three months ended June 30, 2024 totaled $4.7 million versus $6.2 million in the same 2023 period. Total second quarter 2024 GAAP costs and expenses consisted of approximately $0.1 million in cost of revenue, $2.4 million in research and development (R&D) expenses, $2.4 million in sales, marketing, general and administrative (SG&A) expenses, and a reversal of approximately $0.3 million in severance expenses.

•	Cost reductions continued through the second quarter of 2024 with total non-GAAP costs and expenses for the three months ended June 30, 2024 of $4.8 million decreasing from $5.6 million for the same 2023 period, representing a cost reduction of approximately $0.8 million, or 15%, year over year.

•	Year-over-year net loss of approximately $(4.3) million, or $(0.65) per basic and diluted share for the three months ended June 30, 2024, versus a net loss of approximately $(4.0) million, or $(0.88) per basic and diluted share, for the same 2023 period.

•	Non-GAAP net loss of approximately $(4.7) million for the three months ended June 30, 2024 versus non-GAAP net loss of approximately ($5.3) million for the same 2023 period, representing an 11% improvement year over year.

•	Approximately $4.9 million in cash and cash equivalents as of June 30, 2024, with no debt.

See “Non-GAAP Financial Measures” below for additional information.

Company Highlights

•

The second quarter of 2024 represented a turning point for the Company, with ongoing long-term Proofs of Concept (POCs) with multinational retailers concluding and transitioning into commercial deployments.

•

In addition to transitioning a portion of the POCs from the 43 active trials as of the end of the first quarter of 2024 to commercial deployments, the Company increased its active POCs to 47 as of June 30, 2024.

•	The Company adopted Energous Wireless Power Solutions as its trade name or “doing business as” name to reflect its commitment to innovation and focus on delivering cutting-edge wireless power network (WPN) solutions to its customers and partners.

•	DigiKey, a leading global commerce distributor offering the largest selection of technical components and automation products in stock for immediate shipment, is now offering Energous 1W PowerBridge and 1W Omnidirectional PowerBridge transmitter systems for sale on their website.

•	Peak Technologies, one of the industry’s largest providers of end-to-end technology solutions that modernize factories, optimize warehouses, and revolutionize retail experiences, is a new System Integration Partner and Value-Added Reseller (VAR). Peak Technologies is offering a complete, Energous-powered asset tracking solution for their customers in North America and Europe.

•	Ecobyte, which develops, hosts, and supports IT systems for the world of returnable packaging, is a new System Integration Partner. Ecobyte is offering a complete end-to-end, Energous-powered asset tracking solution to meet the growing demand for better supply chain visibility in Europe.

“The second quarter was a pivotal period during which we focused on stabilizing and optimizing our operations and technologies, while simultaneously continuing to drive POC conversions and growth, as evidenced by a backlog of confirmed orders,” said Mallorie Burak, Interim Principal Executive Officer and CFO, Energous. “As demand for enhanced supply chain management with real-time tracking and smart inventory management grows, so does interest in our wireless power network (WPN) solutions, which facilitate the ‘always on’ transmission and real-time accessibility of data and alerts, allowing our customers to proactively manage their inventory and assets while reducing maintenance costs and inventory-related shrinkage. We continue to align with key technology partners who are working to integrate Energous-based WPNs into Internet of Things (IoT) deployments for their multinational retailer customers.”

About Energous Corporation

Energous Corporation d/b/a Energous Wireless Power Solutions (NASDAQ: WATT) is pioneering scalable, over-the-air (OTA) wireless power networks that enable unprecedented levels of visibility, control, and intelligent business automation. The Company’s wireless power transmitter and receiver technologies deliver continuous access to wireless power, helping drive a new generation of battery-free devices for asset and inventory tracking and management—from retail sensors, electronic shelf labels, and asset trackers, to air quality monitors, motion detectors, and more. For more information, visit http://www.energous.com/ or follow on LinkedIn.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this press release are forward-looking statements. Forward-looking statements may describe our future plans and expectations and are based on the current beliefs, expectations and assumptions of Energous. These statements generally use terms such as “believe,” “expect,” “may,” “will,” “should,” “could,” “seek,” “intend,” “plan,” “estimate,” “anticipate” or similar terms. Examples of forward-looking statements in this release include but are not limited to statements about our financial results and projections, statements about the success of our collaborations with our partners, statements about any governmental approvals we may need to operate our business, statements about our technology and its expected functionality, and statements with respect to expected company growth. Factors that could cause actual results to differ from current expectations include: uncertain timing of necessary regulatory approvals; timing of customer product development and market success of customer products; our dependence on distribution partners; and intense industry competition. We urge you to consider those factors, and the other risks and uncertainties described in our most recent annual report on Form 10-K as filed with the Securities and Exchange Commission (SEC), any subsequently filed quarterly reports on Form 10-Q as well as in other documents that may have been subsequently filed by Energous, from time to time, with the SEC, in evaluating our forward-looking statements. In addition, any forward-looking statements represent Energous’ views only as of the date of this release and should not be relied upon as representing its views as of any subsequent date. Energous does not assume any obligation to update any forward-looking statements unless required by law.

Non-GAAP Financial Measures

We have provided in this release financial information that has not been prepared in accordance with accounting standards generally accepted in the United States of America (GAAP). We use non-GAAP financial measures internally in analyzing our financial results and believe they are useful to investors, as a supplement to GAAP measures, in evaluating our ongoing operational performance. We believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends, and in comparing our financial results with other companies in our industry, many of which present similar non-GAAP financial measures to investors.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures below.

Our reported results include certain non-GAAP financial measures, including non-GAAP net loss, non-GAAP costs and expenses, non-GAAP sales, marketing, general and administrative expenses (SG&A) and non-GAAP research and development expenses (R&D). Non-GAAP net loss excludes depreciation and amortization, stock-based compensation expense, severance expense, offering costs related to warrant liability and change in fair value of warrant liability. Non-GAAP costs and expenses excludes depreciation and amortization, stock-based compensation expense and severance expense. Non-GAAP SG&A excludes depreciation and amortization and stock-based compensation expense. Non-GAAP R&D excludes depreciation and amortization and stock-based compensation expense. A reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.

Energous Corporation
BALANCE SHEETS
(Unaudited)
(in thousands)

	As of
	June 30, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$4,855	$13,876
Restricted cash	-	60
Accounts receivable, net	64	102
Inventory	556	430
Prepaid expenses and other current assets	452	539
Total current assets	5,927	15,007

Property and equipment, net	389	429
Right-of-use lease asset	866	1,240
Total assets	$7,182	$16,676

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,796	$1,879
Accrued expenses	991	1,254
Accrued severance	122	134
Warrant liability	366	620
Operating lease liabilities, current portion	703	707
Deferred revenue	10	27
Total current liabilities	3,988	4,621

Operating lease liabilities, long-term portion	186	557
Total liabilities	4,174	5,178

Stockholders’ equity:
Preferred stock	-	-
Common stock	1	1
Additional paid-in capital	395,906	393,539
Accumulated deficit	(392,899)	(382,042)
Total stockholders’ equity	3,008	11,498
Total liabilities and stockholders’ equity	$7,182	$16,676

Energous Corporation

STATEMENTS OF OPERATIONS

(Unaudited)

(in thousands, except share and per share amounts)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2024	2023	2024	2023
Revenue	$46	$117	$110	$214

Costs and expenses:
Cost of revenue	122	83	231	222
Research and development	2,439	2,880	4,788	5,959
Sales and marketing	819	1,088	1,692	2,300
General and administrative	1,586	2,104	3,421	4,065
Severance expense	(269)	90	1,294	90
Total costs and expenses	4,697	6,245	11,426	12,636
Loss from operations	(4,651)	(6,128)	(11,316)	(12,422)

Other income (expense), net:
Offering costs related to warrant liability	-	-	-	(592)
Change in fair value of warrant liability	336	1,897	254	1,897
Interest income	57	236	205	469
Total other income (expense), net	393	2,133	459	1,774

Net loss	$(4,258)	$(3,995)	$(10,857)	$(10,648)

Basic and diluted net loss per common share	$(0.65)	$(0.88)	$(1.74)	$(2.47)

Weighted average shares outstanding, basic and diluted	6,539,202	4,562,079	6,250,194	4,316,259

Energous Corporation

Reconciliation of Non-GAAP Information

(Unaudited)

(in thousands)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2024	2023	2024	2023

Net loss (GAAP)	$(4,258)	$(3,995)	$(10,857)	$(10,648)
Add (subtract) the following items:
Depreciation and amortization	50	44	98	90
Stock-based compensation expense *	143	504	417	1,026
Severance expense	(269)	90	1,294	90
Offering costs related to warrant liability	-	-	-	592
Change in fair value of warrant liability	(336)	(1,897)	(254)	(1,897)
Adjusted net non-GAAP loss	$(4,670)	$(5,254)	$(9,302)	$(10,747)

* Stock-based compensation expense excludes $130 which is included in severance expense for the six months ended June 30, 2024.

Total costs and expenses (GAAP)	$4,697	$6,245	$11,426	$12,636
Subtract the following items:
Depreciation and amortization	(50)	(44)	(98)	(90)
Stock-based compensation expense *	(143)	(504)	(417)	(1,026)
Severance expense	269	(90)	(1,294)	(90)
Adjusted non-GAAP costs and expenses	$4,773	$5,607	$9,617	$11,430

* Stock-based compensation expense excludes $130 which is included in severance expense for the six months ended June 30, 2024.

Total research and development expenses (GAAP)	$2,439	$2,880	$4,788	$5,959
Subtract the following items:
Depreciation and amortization	(42)	(42)	(83)	(84)
Stock-based compensation expense	(52)	(210)	(159)	(419)
Adjusted non-GAAP research and development expenses	$2,345	$2,628	$4,546	$5,456

Total sales, marketing, general and administrative expenses (GAAP)	$2,405	$3,192	$5,113	$6,365
Subtract the following items:
Depreciation and amortization	(8)	(3)	(15)	(6)
Stock-based compensation expense	(91)	(294)	(258)	(607)
Adjusted non-GAAP sales, marketing, general and administrative expenses	$2,306	$2,895	$4,840	$5,752

Contacts:

Investor Relations

IR@energous.com

Media Relations

pr@energous.com

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